Bacterin Announces Record 2012

Revenue of $33 Million

Full Year 2012 Highlights:

•	Revenue increased 9% to approximately $33.0 million in 2012, compared to approximately $30.1 million for fiscal year 2011

•	Loss from operations improved by 23% to approximately $(4.9) million, compared to approximately $(6.5) in fiscal year 2011

Fourth Quarter 2012 Highlights:

•	Revenue for the period was approximately $8.1 million, compared to the approximately $9.1 million for the fourth quarter of 2011. Excluding a $1.4 million corporate stocking order sale in the fourth quarter of 2011, revenue increased 5% for the fourth quarter of 2012.

•	Loss from operations increased to approximately $(3.5) million, compared to a loss of approximately $(2.7) million in the fourth quarter of 2011

BELGRADE, MT, March 26, 2013 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today reported its financial results for the fourth quarter and full year ended December 31, 2012. The Company reported 2012 revenues of $33.0 million, an increase of 9% from reported 2011 revenues of $30.1 million. In addition, the Company reported a net loss for 2012 of approximately $7.7 million, or ($0.18) per common share, compared to a net loss of approximately $3.0 million, or ($0.08) per common share, reported during the same period in 2011.

Revenue

Revenue for the year was a record $33.0 million, up 9% compared to approximately $30.1 million for 2011. The increase during the period was primarily attributed to the higher sales from the Company’s sales force combined with improved penetration into its existing accounts.

Revenue softened during the fourth quarter to $8.1 million, compared to $9.1 million reported for the fourth quarter of 2011. The lower results reflect not closing anticipated, larger sales to corporate entities as well as increased pricing pressure. Excluding a $1.4 million corporate stocking order sale in the fourth quarter of 2011, revenue increased 5% for the fourth quarter of 2012.

“Despite competitive challenges in the marketplace during the fourth quarter, we were able to deliver an improved topline for the year,” said Guy Cook, Chairman, Chief Executive Officer and President of Bacterin International. “Our sales approach and model has adapted to this evolving sales environment and we have made solid progress in mitigating the factors that impeded our sales growth during the fourth quarter.”

Mr. Cook continued, “We will continue to develop our core-business, while focusing on channel development to enhance our distribution capabilities domestically and internationally, and we believe these efforts are now beginning to gain traction. “

Gross Profit

For 2012, gross profit was $22.6 million, an increase of 7.6% over $21.0 million in 2011. Gross margins for the period were 69%, a 1% decrease from gross margins reported in 2011.

Gross profit for the fourth quarter was $4.6 million, or 56% of sales, and includes the impacts associated with an increase in inventory reserves and a write-down of expired inventory of approximately $671,000. In addition, fourth quarter gross margins were negatively impacted by increased sales price discounts for hospital accounts and higher sales of lower gross margin products compared to the prior quarter. Excluding the increase in reserves and write off of expired products, gross margins would have been 65% for the quarter.

Sales and Marketing Expenses

Sales and marketing expenses decreased to $15.6 million as compared to $18.5 million for 2011. As a percentage of revenues, selling and marketing expenses decreased to 47% in 2012 from 61% in the prior year.

Fourth quarter 2012 sales and marketing expenses decreased $813,000 to $4.3 million from $5.1 million reported in the fourth quarter of 2011.

The decrease was primarily the result of more variable compensation paid to the direct sales force in 2012 compared to fixed salaries earned in the comparable period of 2011, and a lower corporate sales commission structure for direct sales representatives and independent distributors.

General and Administrative Expenses

In 2012, general and administrative expenses increased to $11.1 million for the period as compared to $6.9 million reported for the same period last year. As a percentage of revenues, general and administrative expenses increased to 34% for 2012 compared to 23% in 2011.

Fourth quarter 2012, general and administrative expenses increased to $3.8 million compared to $908,000 in 2011. Sequentially, compared to the third quarter of 2012, higher expenses are due, in large part, to a decrease in overhead applied to cost of goods sold, the recording of royalty expense, an increase in allowance for doubtful accounts, an increase in non-cash stock option expense, and increases in salaries, wages and benefits.

“We’ve initiated a Company wide cost reduction program to align our expense levels with our revenue expectations for 2013. This will reduce our current spending by approximately $1.7 million per year as well as an additional $1.3 million of previously planned expenditures which will not be made,” said John Gandolfo, Chief Financial Officer.

EBITDA

EBITDA for 2012 improved to a loss of $2.6 million, compared to a loss of $3.0 million in 2011.

Mr. Gandolfo further commented, “If we are successful in achieving the previously given 2013 revenue guidance of $38 to $40 million, as well as the expense reductions referred to above, we believe we would generate positive operating income as well as positive EBITDA for the year.”

Financial Liquidity

Cash and cash equivalents and net accounts receivable, was $12.1 million at December 31, 2012, compared to $7.8 million at December 31, 2011.

On August 24, 2012, the Company entered into a Credit Agreement with an entity managed by OrbiMed, whereby OrbiMed agreed to provide an initial $20 million term loan and Bacterin may also borrow an additional approximately $5 million upon achievement of certain revenue objectives prior to December 31, 2013. Approximately half of the proceeds of this credit facility were used to repay existing debt and expenses related to the transaction.

Conference Call Details

The company also announced that it will hold a conference hosted by Guy Cook, Chief Executive Officer, and John Gandolfo, Chief Financial Officer, to discuss its financial results at 10:00 a.m. ET, on Wednesday, March 27, 2013. Please refer to the information below for conference call dial-in information and webcast registration.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact The Cockrell Group at 1-877-889-1972.

Conference dial-in: International dial-in: Conference Name: Webcast Registration:	877-269-7756 201-689-7817 Bacterin’s 2012 Fourth Quarter & Year End Results Conference Call Click Here

Following the live call, a replay will be available on the Company's website, www.bacterin.com, under “Investor Info".

About the Presentation of EBITDA

EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The company defines EBITDA as net income/(loss) from operations before depreciation, amortization and non-cash stock-based compensation. Other companies (including competitors) may define EBITDA differently. The company presents EBITDA because management believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of Bacterin nor is it intended to be predictive of potential future results. Investors should not consider EBITDA in isolation or as a substitute for analysis of the company's results as reported under GAAP. See "GAAP to non-GAAP Reconciliation" below for further information on this non-GAAP measure.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to launch beta and full product releases; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877.889.1972

investorrelations@thecockrellgroup.com

cockrellgroup.com

BACTERIN INTERNATIONAL HOLDINGS, INC.

Consolidated Balance Sheets

as of December 31, 2012 and 2011

	As of
	December 31,
	2012	2011

ASSETS
Current Assets:
Cash and cash equivalents	$4,926,066	$751,111
Trade accounts receivable, net of allowance for doubtful accounts of $1,576,955 and $1,232,806, respectively	7,154,065	7,083,354
Inventories, net	13,141,421	8,479,710
Prepaid and other current assets	353,271	289,326
Total current assets	25,574,823	16,603,501

Non-current inventories	1,238,225	920,542
Property and equipment, net	5,234,867	3,774,140
Intangible assets, net	592,378	656,133
Goodwill	728,618	728,618
Other assets	1,126,643	486,914

Total Assets	$34,495,554	$23,169,848

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,997,789	$2,654,263
Accounts payable - related party	418,922	513,193
Accrued liabilities	2,400,090	3,762,211
Warrant derivative liability	984,356	2,344,516
Current portion of capital lease obligations	149,729	33,791
Current portion of royalty liability	698,408	-
Current portion of long-term debt	45,135	1,632,978
Total current liabilities	8,694,429	10,940,952
Long-term Liabilities:
Capital lease obligation, less current portion	245,703	89,580
Long term royalty liability, less current portion	6,839,935
Long-term debt, less current portion	14,483,102	6,638,270
Total Liabilities	30,263,169	17,668,802

Commitments and Contingencies
Stockholders' Equity
Preferred stock, $.000001 par value; 5,000,000 shares authorized; no shares issued and
outstanding	-	-
Common stock, $.000001 par value; 95,000,000 shares authorized; 42,877,770 shares issued and outstanding as of December 31, 2012 and 40,841,218 shares issued and outstanding as of December 31, 2011	43	40
Additional paid-in capital	51,897,890	45,452,732
Retained deficit	(47,665,548)	(39,951,726)
Total Stockholders’ Equity	4,232,385	5,501,046

Total Liabilities & Stockholders’ Equity	$34,495,554	$23,169,848

BACTERIN INTERNATIONAL HOLDINGS, INC.

Consolidated Statements of Operations

For the Years Ended December 31, 2012 and 2011

	Twelve Months Ended December 31,
	2012	2011
Revenue
Tissue sales	$32,414,026	$29,657,423
Royalties and other	565,873	492,059
Total Revenue	32,979,899	30,149,482

Cost of tissue and medical devices sales	10,337,303	9,109,250

Gross Profit	22,642,596	21,040,232

Operating Expenses
General and administrative	11,135,058	6,935,101
Sales and marketing	15,617,416	18,501,204
Depreciation and amortization	406,888	379,387
Non-cash consulting expense	427,787	1,675,008
Total Operating Expenses	27,587,149	27,490,700

Loss from Operations	(4,944,553)	(6,450,468)

Other Income (Expense)
Interest expense	(1,864,901)	(1,162,597)
Change in warrant derivative liability	1,360,160	6,377,671
Write-off of debt related costs	(705,885)	(1,300,000)
Other income (expense)	(1,558,643)	(471,075)

Total Other Income (Expense)	(2,769,269)	3,443,999

Net Loss Before (Provision) Benefit for Income Taxes	(7,713,822)	(3,006,469)

(Provision) Benefit for Income Taxes
Current	-	-
Deferred	-	-

Net Loss	$(7,713,822)	$(3,006,469)

Net loss per share:
Basic	$(0.18)	$(0.08)
Dilutive	$(0.18)	$(0.08)

Shares used in the computation:
Basic	42,445,386	38,944,256
Dilutive	42,445,386	38,944,256

BACTERIN INTERNATIONAL HOLDINGS, INC.

Reconciliation of EBITDA

For the Years Ended December 31, 2012 and 2011

	Twelve Months Ended December 31,
	2012	2011

EBITDA
Net Loss from ops	(4,944,553)	(6,450,468)
Depreciation	406,888	379,387
Allocated depreciation	376,000	376,000
Stock option comp	1,126,870	1,030,400
Non-cash stock comp	427,787	1,675,008
	(2,607,008)	(2,989,673)

BACTERIN INTERNATIONAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2012 and 2011

	Twelve Months Ended December 31,
	2012	2011
Operating activities:
Net loss	$(7,713,822)	$(3,006,469)
Noncash adjustments:
Depreciation and amortization	782,889	755,387
Amortization of debt discount	502,044	302,465
Write-off of debt discount	705,885	1,307,977
Write-off of accounts receivable-related party	-	795,000
Non-cash consulting expense/stock option expense	1,554,657	2,555,727
Warrants issued for services	342,485	-
Non-cash interest	196,823	-
Provision for losses on accounts receivable and inventory	636,704	1,425,537
Loss on disposal of assets	7,902	-
Change in derivative warrant liability	(1,360,160)	(6,377,671)
Reduction of contingent liability	(358,426)	-
Changes in operating assets and liabilities:
Accounts receivable	(414,860)	(4,636,860)
Accounts receivable - related party	-	(181,966)
Inventories	(5,271,950)	(2,365,403)
Prepaid and other current assets	(1,049,458)	(190,550)
Accounts payable	1,249,255	334,183
Accrued liabilities	(602,300)	1,920,505
Net cash used in operating activities	(10,792,332)	(7,362,138)

Investing activities:
Purchases of property and equipment	(1,825,614)	(962,306)
Notes receivable from stockholder	-	82,398
Intangible asset additions	(11,163)	(137,411)
Net cash used in investing activities	(1,836,777)	(1,017,319)

Financing activities:
Proceeds from the issuance of long-term debt	22,741,719	9,579,687
Payments on long-term debt	(9,784,482)	(5,115,504)
Payments on capital leases	(78,925)	(36,182)
Proceeds from issuance of stock	3,879,749	2,974,618
Proceeds from exercise of options	46,003	1,010,563
Proceeds from exercise of warrants	-	389,905
Net cash provided by financing activities	16,804,064	8,803,087

Net change in cash and cash equivalents	4,174,955	423,630

Cash and cash equivalents at beginning of period	751,111	327,481
Cash and cash equivalents at end of period	$4,926,066	$751,111

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